Exhibit 16.1

August 12, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Commissioners:

We have read the statements made by Caravelle International Group under Item 16.1 of its Form 6-K dated August 12, 2024. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Caravelle International Group contained therein.

Very truly yours,

Marcum Asia CPAs LLP

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com